Exhibit 4.5

GLASSHOUSE TECHNOLOGIES, INC.

OMNIBUS AMENDMENT, ADMISSION, CONSENT AND WAIVER AGREEMENT

This Omnibus Amendment, Admission, Consent and Waiver Agreement (this “Agreement”) is made and effective as of November 3, 2008 by and among GlassHouse Technologies, Inc., a Delaware corporation (the “Company”) and the parties listed on the signature pages hereto and amends each of (i) that certain Eighth Amended and Restated Registration Rights Agreement, dated as of March 6, 2008 (the “Registration Rights Agreement”) between Lighthouse Capital Partners IV, L.P., a Delaware limited partnership, Lighthouse Capital Partners V, L.P., a Delaware limited partnership, the LRG Holders (as defined therein), Dell Products, L.P., a Texas limited partnership, the investors listed on Exhibit A thereto, the Series 1 Holders (as defined therein) and the MBI Group Holders (as defined therein) and (ii) that certain Fifth Amended and Restated Stockholders Agreement dated as of March 6, 2008 (the “Stockholders Agreement”) between the Company, the Founder (as defined therein), the Investors (as defined therein), the Common Holders (as defined therein) and the Additional Stockholders (as defined therein).

WHEREAS, the Company desires to issue and sell shares of its Series F Convertible Participating Preferred Stock, par value $0.001 per share (the “Series F Preferred Stock”), pursuant to that certain Series F Preferred Stock Purchase Agreement of even date herewith (the “Series F Purchase Agreement”) between the Company, the investors listed on Exhibit A thereto (the “Series F Investors”) and the Founder (as defined therein)

WHEREAS, each of the Series F Investors desires to purchase shares of Series F Preferred Stock pursuant to the Series F Purchase Agreement;

WHEREAS, in furtherance of the sale and purchase of Series F Preferred Stock pursuant to the Series F Purchase Agreement, the Company and each of the Investors, the Founders, the Common Holders and the Additional Stockholders desires to amend the Registration Rights Agreement and the Stockholders Agreement as provided herein;

WHEREAS, pursuant to Section 9(a) of the Registration Rights Agreement, the Registration Rights Agreement may be amended or modified with the joint written consent of the Company and the Investors (as defined therein) holding at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities (as defined therein) and the undersigned represent the parties necessary to amend the Registration Rights Agreement; and

WHEREAS, pursuant to Section 5.1 of the Stockholders Agreement, the Stockholders Agreement may be amended or modified with the joint written consent of the Company, a majority-in-interest of the Stockholders (as defined therein) and the Investors (as defined therein) holding at least sixty-six and two-thirds percent (66 2/3%) of the Common Stock issuable upon conversion of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, and the undersigned represent the parties necessary to amend the Stockholders Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereto agree as follows:

1. The definition of “Holder” in Section 1 of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

“ “Holder” shall mean any person owning or having the right to acquire Registrable Securities or any transferees thereof in accordance with Section 7 hereof; provided, however, that the Series 1 Holders and the MBI Group Holders shall not be deemed to be Holders for purposes of Section 3(a) or 3(b) hereof and the LRG Holders shall not be deemed to be Holders for purposes of Section 3(a) hereof.”

2. The definition of “Preferred Stock” in Section 1 of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

“ “Preferred Stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series 1 Preferred Stock.”

3. Section 8 of the Registration Rights Agreement is hereby deleted and replaced in its entirety as follows:

“8. Rights Which May Be Granted to Subsequent Investors. Other than transferees of Registrable Securities under Section 7 hereof, the Company shall not, without the prior written consent of the Investors holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (voting together as a single class and on an as-converted basis), grant any other registration rights to any third parties.”

4. Section (a) of Section 9 of the Registration Rights Agreement is hereby deleted and replaced in its entirety as follows:

“(a) Amendments. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. This Agreement may not be amended or modified or any provision hereof waived without the joint written consent of the Company and the Investors holding at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities attributable to the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E

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Preferred Stock and Series F Preferred Stock; provided, however, that (i) in the event that any amendment, modification or waiver under this Agreement treats the Series 1 Holders in an adverse manner that is different from the Investors vis a vis their rights hereunder, such amendment, modification or waiver shall also require the written consent of Series 1 Holders holding at least a majority of the Registrable Securities attributable to the conversion of the Series 1 Preferred Stock, (ii) in the event that any amendment, modification or waiver under this Agreement treats the MBI Group Holders in an adverse manner that is different from the Investors vis a vis their rights hereunder, such amendment, modification or waiver shall also require the written consent of the MBI Group Holders holding at least a majority of the Registrable Securities held by the MBI Group Holders and (iii) notice of any amendment, modification or waiver under this Agreement shall be delivered to the Series 1 Representatives and the MBI Group Holder Representative (each in the manner set forth below).”

5. Section (h) of Section 9 of the Registration Rights Agreement is hereby deleted and replaced in its entirety as follows:

“(h) Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors, permitted assigns and transferees, except as may be expressly provided otherwise herein. Notwithstanding anything to the contrary contained herein, (a) an Investor may assign any of its rights under this Agreement to any Affiliate (as defined in that certain Series E Preferred Stock Agreement dated as of May 4, 2007) of such Investor, (b) a Series 1 Holder may assign any of its rights under this Agreement to another person party to that certain Deed of Contribution among, inter alia, J.S. Rabbetts and others, (c) an LRG Holder may assign any of its rights under this Agreement in accordance with the Loan Agreement, (d) the Strategic Investor may assign any of its rights under this Agreement in accordance with the Purchase Agreement and (e) Cisco may assign any of its rights under this Agreement in accordance with that certain Series F Preferred Stock Purchase Agreement dated as of November 4, 2008, as amended from time to time.”

6. Exhibit A to the Registration Rights Agreement is hereby amended to include the following investors:

Dell Products L.P.

Cisco Systems, Inc.

7. Notwithstanding the second recital of the Stockholders Agreement, the Stockholders Agreement is hereby amended such that the term “Preferred Stock” as used in the Stockholders Agreement shall mean the Series A Preferred Stock, Series B Preferred Stock,

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Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

8. The definition of “Preferred Stock” in Section 1.3 of the Stockholders Agreement is hereby deleted and replaced in its entirety as follows:

“ “Preferred Stock” means Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.”

9. The definition of “Qualified Public Offering” in Section 1.3 of the Stockholders Agreement is hereby deleted and replaced in its entirety as follows:

“Qualified Public Offering” shall have the meaning set forth in the Company’s Ninth Amended and Restated Certificate of Incorporation, as amended from time to time.”

10. Section 1.3 of the Stockholders Agreement is hereby amended to include the following definitions:

“Cisco” means Cisco Systems, Inc. or its Affiliates.

“Series F Purchase Agreement” means that certain Series F Preferred Stock Purchase Agreement dated as of November 4, 2008 by and among the Company, the New Investor and Cisco.

11. Section 2.4 of the Stockholders Agreement is hereby deleted and replaced in its entirety as follows:

“2.4 Sales to Competitors. Each Stockholder and Investor hereby agrees not to directly or indirectly Transfer any shares of Common Stock or other securities of the Company or options in respect to any thereof to any Person whose activities, products or services are competitive with activities, products or services of the Company as reasonably determined by the Board of Directors as of the date of the proposed Transfer (provided that the foregoing shall not restrict (i) public sales registered under the Securities Act or pursuant to Rule 144 thereunder unless the relevant Transferor has knowledge that the buyer or buyers are such competitors or (ii) Transfers of an Investor to an Affiliate of such Investor). The Company may impose stop transfer instructions with its transfer agent in order to enforce the foregoing covenants.”

12. Section 3.1 of the Stockholders Agreement is hereby deleted and replaced in its entirety as follows:

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“3.1 Right to Participate in Certain Sales of Additional Securities. Subject to Section 5.6 of the Purchase Agreement and Section 5A.3 of the Series F Purchase Agreement, the Company agrees that it will not sell or issue any shares of capital stock of the Company, or other securities convertible into or exchangeable for capital stock of the Company or options, warrants or rights carrying any rights to purchase capital stock of the Company (the “Offered Securities”) unless the Company first submits written notice (the “Preemptive Rights Notice”) to the Investors identifying the terms of the proposed sale (including price, number or aggregate principal amount of securities and all other material terms), and offers to each Investor the opportunity to purchase its Pro Rata Allotment (as hereinafter defined) of the Offered Securities (subject to increase for over-allotment if any of the Investors do not fully exercise their rights) on terms and conditions, including price, not less favorable than those on which the Company proposes to sell such securities to a third party or parties. The Company’s offer to the Investors shall remain open and irrevocable for a period of thirty (30) days during which time the Investors may accept such offer by written notice to the Company setting forth the maximum number of shares or other securities to be purchased by any such Investor, including the number of shares or securities which the Investor would purchase if the other Investors do not elect to purchase, with the rights of the electing Investors to purchase such additional shares or securities to be based on the relative holdings of shares of the electing Investors. Any securities so offered which are not purchased by the Investors pursuant to such offer may be sold by the Company, but only on the terms and conditions set forth in the initial offer to the Investors, at any time within one hundred twenty (120) days following the termination of the above-referenced thirty (30) day period. For purposes of this Section 3.1, each Investor’s “Pro Rata Allotment” of securities shall be based on the ratio which the shares of Common Stock held by such Investor (as determined in accordance with Section 1.2 hereof) bears to the total number of shares of Common Stock outstanding on the date of the Preemptive Rights Notice (determined on a fully-diluted and an as-converted basis).

Notwithstanding the foregoing, the right to purchase shall be inapplicable with respect to any issuance or proposed issuance by the Company of (i) up to 17,350,204 shares of Common Stock and up to 325,000 shares of Series 1 Stock, as appropriately adjusted for stock splits, stock dividends, recapitalizations and the like (or options to purchase such Common Stock or Series 1 Stock) to its officers, directors, employees and consultants pursuant to stock and options plans approved by a majority of the Board of Directors, (ii) Common Stock upon conversion of the Preferred Stock, (iii) securities as a result of any stock split, stock dividend or combination of the Company’s Common Stock, (iv) securities upon conversion or exercise of convertible or exercisable securities outstanding on the date hereof, (v) securities upon conversion of the Note or exercise

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of any warrants issued to the New Investor in connection with the Purchase Agreement, (vi) securities in connection with a merger, consolidation, acquisition or similar business combination approved by a majority of the Board of Directors, (vii) securities pursuant to any loan arrangement or debt financing from a bank or similar financial institution approved by a majority of the Board of Directors, (viii) securities in connection with strategic transactions involving the Company and other entities, including joint venture, marketing or distribution arrangements or technology transfer or development arrangements, provided that such strategic transactions and the issuance of securities in connection therewith have been approved by a majority of the Board of Directors, (ix) securities purchased by the New Investor pursuant to Section 5.6 of the Purchase Agreement and (x) securities purchased by Cisco pursuant to Section 5A.3 of the Series F Purchase Agreement.”

13. Section 4.4 of the Stockholders Agreement is hereby amended to include the following new subsection:

“(d) For so long as it holds at least 441,176 shares of Preferred Stock (as adjusted for stock splits, stock dividends, combinations and the like), the New Investor shall be entitled to designate one individual to attend and observe any regular or special meeting of the Board of Directors (or any committee thereof) and shall be entitled to receive all information distributed to the Board of Directors (or committee, as applicable) at the time of the original distribution of such information; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof for legitimate corporate purposes, including, but not limited to, if access to such information or attendance at such meeting would result in the disclosure of trade secrets to such representative or would result in the loss or waiver of the attorney-client privilege between the Company and its counsel. The Company shall reimburse the New Investor for all reasonable expenses incurred by such observer in attending meetings of the Board of Directors (or committee thereof) in accordance with the Company’s travel expense reimbursement policies.”

14. Section 5.1 of the Stockholders Agreement is hereby deleted and replaced in its entirety as follows:

“5.1 Amendments, Waivers and Consents. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. This Agreement may not be amended or modified or any provision hereof waived without

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the joint written consent of the Company, a majority-in-interest of the Stockholders, and the Investors holding sixty-six and two-thirds percent (66 2/3%) of the Common Stock issuable upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock based on the relative holdings of capital stock of the Company of the Investors as a group at the relevant time; provided, that the provisions of Section 2.2(c) and Section 3.1 may be amended by the written consent of the Company and Investors holding sixty-six and two-thirds percent (66 2/3%) in interest of the Common Stock issuable upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock based on the relative holdings of capital stock of the Company of the Investors as a group at the relevant time so long as such amendment is made in connection with a third party financing and is for the purpose of including new investors in the Company within the meaning of “Investors” and affording such new investors the benefits of such provisions, and such amendment affects the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, the Series D Preferred Stock, Series E Preferred Stock and the Series F Preferred Stock in the same manner (and does not eliminate or reduce such holder’s rights (other than to the extent of the participation by the new investors on the same terms)); provided further, that the provisions of Section 4.1(a), as to subsections (i) through (v) relating to the election of a given director, shall not be amended, modified or waived without the prior written consent of the relevant entity entitled to nominate such director; provided further, that the provisions of Sections 4.3 (b) and 4.4(b) shall not be amended, modified or waived without the prior written consent of Paladin; provided further, that the provisions of Section 4.4(c) shall not be amended, modified or waived without the prior written consent of Montagu Newhall; provided further, that the provisions of Section 4.4(d) shall not be amended, modified or waived without the prior written consent of the New Investor. Notwithstanding anything contained in this Section 5.1 to the contrary, any party may waive any provision hereof intended for its benefit by written consent and no provision that is intended for the benefit of a particular party may be amended or waived without such party’s consent.”

15. Section 5.4 of the Stockholders Agreement is hereby amended to include the following subsection:

“(v) if to Cisco, Cisco Systems, Inc., 170 West Tasman Drive, San Jose, California 95134-1706, Attention: General Counsel, Attention: SVP Corporate Development, or at such other address or addresses as may have been furnished by giving five days advance written notice to all other parties, with a copy (which shall not constitute notice) to Fenwick & West

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LLP, Silicon Valley Center, 801 California Street, Mountain View, California 94041, Attention: Cynthia Clarfield Hess, Esq.”

16. Section 5.14 of the Stockholders Agreement is hereby deleted and replaced in its entirety as follows:

“5.14 New Investor. Notwithstanding anything in this Agreement to the contrary, New Investor shall not be deemed to be an Investor with respect to Sections 4A and 5.3 hereof. Notwithstanding the forgoing, (a) this Section 5.14, Section 3.1 (to the extent related to Section 5.6 of the Purchase Agreement), Section 4.1(f) and Section 5.2 hereof shall not be amended or waived without the prior written consent of the New Investor and (b) this Section 5.14, Section 3.1 (to the extent related to Section 5A.3 of the Series F Purchase Agreement) hereof shall not be amended or waived without the prior written consent of Cisco.”

17. Exhibit A to the Stockholders Agreement is hereby amended to include the following under the heading “Investors”:

Dell Products L.P.

Cisco Systems, Inc.

18. Except as herein amended, each of the Registration Rights Agreement and Stockholders Agreement shall remain in full force and effect and each is ratified in all respects. On and after the effectiveness of this Amendment, each reference in each of the Registration Rights Agreement and Stockholders Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Registration Rights Agreement or Stockholders Agreement as amended by this Amendment, as applicable.

19. The signature page of Cisco Systems, Inc. to this Amendment shall constitute a counterpart signature page to each of the Registration Rights Agreement and the Stockholders Agreement, such that, by executing this Amendment, Cisco Systems, Inc. shall become a party to each of the Registration Rights Agreement and the Stockholders Agreement. The undersigned acknowledge and agree to this inclusion of Cisco Systems, Inc. as a party to each of those Agreements.

20. Pursuant to Section 5.1 of the Stockholders Agreement, each of the undersigned hereby waives the preemptive rights and any rights to notice as set forth in Section 3 of the Stockholders Agreement with respect to the sale and issuance of Series F Preferred Stock pursuant to the Series F Purchase Agreement.

21. Pursuant to Section 7.10 of the Purchase Agreement, Dell Products L.P. hereby waives the preemptive rights and any rights to notice as set forth in Section 5.6 of the Purchase Agreement with respect to the sale and issuance of Series F Preferred Stock pursuant to the Series F Purchase Agreement.

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22. Pursuant to Section 5.17(f)(i) of the Series E Preferred Stock and Warrant Purchase Agreement dated as of August 15, 2007 by and between the investors listed on Exhibit A thereto and the Founder (as defined therein) (and all similar sections of previous stock purchase agreements), the undersigned, constituting the requisite percentage of holders Preferred Stock necessary to authorize the creation of a series of stock with a preference over the existing Preferred Stock, hereby authorize the creation of the Series F Preferred Stock, which has rights containing preferences over the existing Preferred Stock.

23. By executing this Amendment, the undersigned, constituting the requisite percentage of holders of Common Stock and Preferred Stock necessary to authorize an amendment to the Company’s Eighth Amended and Restated Certificate of Incorporation, as amended, hereby authorize and approve the Ninth Amended and Restated Certificate of Incorporation dated as of the date hereof and attached hereto as Exhibit A.

24. This Amendment shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without reference to its conflicts of laws provisions.

25. This Amendment may be executed in multiple counterparts each of which shall be deemed an original, but all of which will constitute one and the same instrument.

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Exhibit A

Ninth Amended and Restated Certificate of Incorporation

[See Exhibit 3.1]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

COMPANY:

GLASSHOUSE TECHNOLOGIES, INC.

By:	/s/ Mark A. Shirman
Name:	Mark A. Shirman
Title:	President

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SERIES F OMNIBUS AMENDMENT, ADMISSION, CONSENT AND WAIVER AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS:

PALADIN HOMELAND SECURITY FUND, L.P.
By:	Paladin Homeland Security Holdings, LLC
Its:	General Partner

By:	/s/ Michael R. Steed
Name:	Michael R. Steed
Title:	An Authorized Signatory

PALADIN HOMELAND SECURITY FUND (NY CITY), L.P.

By:	Paladin Homeland Security Holdings, LLC
Its:	General Partner

By:	/s/ Michael R. Steed
Name:	Michael R. Steed
Title:	An Authorized Signatory

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SERIES F OMNIBUS AMENDMENT, ADMISSION, CONSENT AND WAIVER AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

PALADIN HOMELAND SECURITY FUND (CA), L.P.

By:	Paladin Homeland Security Holdings, LLC
Its:	General Partner

By:	/s/ Michael R. Steed
Name:	Michael R. Steed
Title:	An Authorized Signatory

PALADIN HOMELAND SECURITY FUND (CAYMAN ISLANDS), L.P.

By:	Paladin Homeland Security Holdings (Cayman Islands), Ltd.
Its:	General Partner

By:	/s/ Michael R. Steed
Name:	Michael R. Steed
Title:	An Authorized Signatory

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SERIES F OMNIBUS AMENDMENT, ADMISSION, CONSENT AND WAIVER AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

CISCO SYSTEMS, INC.

By:	/s/ Ned Hooper
Name:	Ned Hooper
Title:	Senior Vice President
Corporate Development

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SERIES F OMNIBUS AMENDMENT, ADMISSION, CONSENT AND WAIVER AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

DELL PRODUCTS L.P.

By:	/s/ Brian P. MacDonald
Name:	Brian P. MacDonald
Title:	Vice President, Treasurer

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SERIES F OMNIBUS AMENDMENT, ADMISSION, CONSENT AND WAIVER AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS:

KODIAK VENTURE PARTNERS II-A, L.P.

By:	Kodiak Ventures Management II, L.P.
Its:	General Partner

By:	Kodiak Ventures Management Company, Inc.
Its:	General Partner

By:	/s/ [Illegible]
Name:
Title:

KODIAK VENTURE PARTNERS II-B, L.P.

By:	Kodiak Ventures Management II, L.P.
Its:	General Partner

By:	Kodiak Ventures Management Company, Inc.
Its:	General Partner

By:	/s/ [Illegible]
Name:
Title:

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SERIES F OMNIBUS AMENDMENT, ADMISSION, CONSENT AND WAIVER AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS:

SKI OPPORTUNITIES FUND, LLC

By:	SKI Opportunities Fund (GP), LLC
Its:	General Partner

By:	Kodiak Ventures Management Company, LLC
Its:	General Partner

By:	/s/ [Illegible]
Name:
Title:

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SERIES F OMNIBUS AMENDMENT, ADMISSION, CONSENT AND WAIVER AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS:

JAFCO AMERICA TECHNOLOGY FUND III, L.P.
JAFCO AMERICA TECHNOLOGY CAYMAN FUND III, L.P.
JAFCO USIT FUND III, L.P.
JAFCO AMERICA TECHNOLOGY AFFILIATES FUND III, L.P.

By:	/s/ Andrew P. Goldfarb
Andrew P. Goldfarb, Managing Member JAV Management Associates III, L.L.C. Its General Partner

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SERIES F OMNIBUS AMENDMENT, ADMISSION, CONSENT AND WAIVER AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS:

GRANDBANKS CAPITAL VENTURE FUND, LP

By:	GRANDBANKS CAPITAL LLC

By:	/s/ Ryan Moore
Title:	Manager

GRANDBANKS CAPITAL SOFTBANK FUND, LP

By:	GRANDBANKS CAPITAL LLC

By:	/s/ Ryan Moore
Title:	Manager

GRANDBANKS CAPITAL ADVISORS FUND, LP

By:	GRANDBANKS CAPITAL LLC

By:	/s/ Ryan Moore
Title:	Manager

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SERIES F OMNIBUS AMENDMENT, ADMISSION, CONSENT AND WAIVER AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

INVESTORS:

SIGMA ASSOCIATES 6, L.P.

By:	Sigma Management 6, L.L.C.
Its:	General Partner

By:	/s/ Robert E. Davoli
Its:	Managing Director

SIGMA PARTNERS 6, L.P.

By:	Sigma Management 6, L.L.C.
Its:	General Partner

By:	/s/ Robert E. Davoli
Its:	Managing Director

SIGMA INVESTORS 6, L.P.

By:	Sigma Management 6, L.L.C.
Its:	General Partner

By:	/s/ Robert E. Davoli
Its:	Managing Director

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SERIES F OMNIBUS AMENDMENT, ADMISSION, CONSENT AND WAIVER AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

/s/ Mark A. Shirman
Mark A. Shirman

SIGNATURE PAGE TO GLASSHOUSE TECHNOLOGIES, INC.

SERIES F OMNIBUS AMENDMENT, ADMISSION, CONSENT AND WAIVER AGREEMENT